Exhibit 10.4

Maximum Guarantee Contract

No. 07102012555007

Guarantor (Party A): Hebei Zhongding Real Estate Development Co., Ltd.

Lender (Party B): Xingtai Chengjiao Rural Credit Cooperative Union

For ensuring Party B’s claims, Party A is willing to provide a maximum guarantee for a series of claims created by Party B and the debtor, Limin Huang. This contract (“Contract”) is entered into by and between Party A and Party B through mutual agreement in accordance with relevant laws and regulations. Both parties shall comply with this Contract.

Article 1.	Guaranteed Claims

1.	Guaranteed claims shall be a series of claims arising from loans continually provided by Party B to the debtor from June 28, 2012 to June 27, 2013. The maximum amount shall be RMB Nine Million.

2.
At any time during the above period, Party B can continually and circularly provide loans to the debtor as long as the balance of unrecovered claims is less than the maximum amount. Party A shall provide guarantee, to the extent of such maximum amount, to Party B for the claim arising from loans provide by Party B, irrespective of the frequency and amount of each loan, or of whether the expiration date of debtor’s each debt exceeds the above period.

The balance of unrecovered claims including principal, interest (compound interest and default interest included), penalties, compensation and all the fees used for realization of the claim (including but not limited to costs, arbitration fees, property preservation fees, travel expense, enforcement fees, appraisal fees, auction charge, etc.)

3.
During the period as described under clause 1 herein, any contracts, agreements or other legal documents entered by and between Party B and the debtor that result in a debtor-creditor relationship shall be the principal contract of this Contract.

Article 2.	Collateral

Party A provides guarantee of joint and several liabilities. In the event that the debtor fails to fulfill its obligation under the principal contract, Party B has the right to require Party A to assume the guarantee liabilities.

In the event that the debtor fails to fulfill its obligation under the principal contract, Party B has the right to require Party A to assume the guarantee liabilities within its guarantee scope regardless of whether Party B’s claims are secured by other guarantee (including but not limited to guarantee, mortgage, pledge, etc.) under the principal agreement.

Article 3.	Term of the Existence of the Guarantee Right

1.
Term: the term of the existence of the guarantee right shall be calculated due to each loan, and shall be existed from the execution date to two years after the expiration date of the repayment of the debt.

2.
In the event that Party B and debtor reach into an extension agreement upon the term of each debt, the term of the existence of the guarantee right shall be existed until two years after the new expiration date of the repayment of debt. The extension is not subject to Party A’s consent, and Party A shall also bear the joint guarantee responsibility.

3.
In the event that issues stipulated in laws or regulations, or provided in the principal contract occur, and Party B declares the debt due in advance, the term of the existence of the guarantee right shall be existed until two years after the declared due date of the debt.

Article 4.	the Execution and Amendment of the Guaranteed Principal Contract

Matters regarding the amount, term, interest rate, use of loan, etc. shall be agreed by Party B and the debtor in the principal contract.

Party A acknowledges that, the executions and amendments of the principal contracts by Party B and the debtor shall be deemed to have been obtained prior consent from Party A which does not need to be notified, and the guarantee liability of the Party A shall not be reduced or remitted.

During the term of the existence of the guarantee right, upon the adjustment of the state legal interest, the amendments of the interest rates in principal contracts shall be deemed to have been obtained prior consent from Party A which does not need to be notified, and the guarantee liability of Party A shall not be reduced or remitted.

Article 5.	the Severability of the Validity of the Contract

The validity of the Contract is independent with the principal contract. The completely or partial invalidity of the principal contract will not affect the validity of the Contract. In the event that the principal contract is declared void, Party A shall assume the joint and several guarantee liability for any debt arising from return of assets or compensation of loss by the debtor.

Article 6.	Ability of Guarantee

During the term of the existence of the guarantee right, in the event that Party A loses or may lose the ability of guarantee, or that the guarantor, as legal person or other organization, involves in contracting, leasing, merger and acquisition, joint venture, separation, affiliation, shareholding reform, dissolution, etc., Party A shall inform Party B in written notice 15 business days in advance. All the obligations hereunder shall be borne by the changed institution or the institution which makes the decision of Party A’s dissolution. If Party B considered the changed institution lack of guarantee ability, Party A or the institution which makes the decision of Party A’s dissolution shall make a new security accepted by Party B, and a new security agreement shall be reached.

During the term of the existence of the guarantee right, without written consent of Party B, Party A shall not provide to the third party securities which are beyond its abilities.

Article 7.	Financial Supervision on Guarantor

During the term of the existence of the guarantee right, Party B has the right to supervise Party A’s capital and financial conditions, Party A shall provide materials such as financial statement honestly.

Article 8.	Early Guarantee Liability

During the term of the existence of the guarantee right, in the event that the debt is declared due in advance by Party B according to the principal contract, Party B has the right to require Party A to take the responsibility of guarantee for ten (10) business days since the declared due date, and Party A agrees to take the responsibility of guarantee as required by Party B.

Article 9.	Collection of the Accrued Expenses

Party B has right to collect all accrued expenses under Party A’s guarantee from the account opened in the system of Hebei Rural Credit Cooperatives.

Article 10.	Other Provisions Agreed by the Parties

1.
During the term of the existence of the guarantee right, in the event that the debtor involves in merger, separation, shareholding reform, capital increase or decrease, joint venture, affiliation, changing name, etc, the guarantee responsible of Party A will not be reduced or relieved consequently;

2.	Party A has the obligation to supervise the debtor’s use of the loan;

3.	Party A has full knowledge of interest rate risk, in the event that floating interest rate is adopted in the principal contract, Party A agrees to take the consequent additional responsibility;

4.

5.

Article 11.	Dispute Settlement of the Contract

Disputes arising from the performance of the Contract may be solved through negotiation. If the parties cannot reach resolution through negotiation, the disputes shall be settled in the following No. 1 means:

1. Bring a suit in the court where Party B is located in;

2. Submit the disputes to  arbitration commission (the arbitration will be held in  ) for arbitration in accordance with its then effective arbitration rules. The arbitration is final and binding on both parties.

The provisions of the Contract that are not involved in the disputes shall continue to be performed during the period of litigation or arbitration.

Article 12.	Effectiveness of Contract

The Contract Will Be effective when the Contract has been signed by the legal representatives or authorized representative or stamped by Party A (signing only if Party A is a nature person) and signed by the person in charge or authorized representative and stamped by Party B;

Article 13.	The Contract is executed in triplicate.

Article 14.	Declaration

1.	Party A acknowledges Party B’s business scope and authorization clearly;

2.
Party A has read all clauses of the Contract and paid special attention to the clauses in boldface. As requested by Party A, Party B has explained the clauses of the Contract. Party A is aware of and fully understands the meaning and the legal consequences of the clauses of the Contract.

3.	Party A has the power and authorization to execute the Contract.

Party A (SEAL): Hebei Zhongding Real Estate Development Co., Ltd. (Seal)

Legal Representative (Responsible Officer) or Authorized Representative (SIGNATURE): Jianfei Guo

Party B (SEAL): Xingtai Chengjiao Rural Credit Cooperative Union (Seal)

Legal Representative or Authorized Representative (SIGNATURE): Jingliang Dong

June 28, 2012